EX-99.j.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Ivy Funds of our reports dated August 18, 2023, relating to the financial statements and financial highlights, which appear in Delaware Ivy Accumulative Fund and Delaware Ivy Wilshire Global Allocation Fund’s Annual Reports on Form N-CSR for the year ended June 30, 2023. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 26, 2023